Exhibit 99.1

Tenneco Fourth Quarter 2020 Performance Results In Strong Cash Generation, Margin Expansion And Debt Reduction

LAKE FOREST, Ill., Feb. 24, 2021 /PRNewswire/ -- Tenneco (NYSE: TEN) today announced results for the fourth quarter and full year ended December 31, 2020, including the following:

  Fourth quarter 2020 revenue of $4.7 billion was up 12% year-over-year. Value-add revenue for the fourth quarter 2020 was $3.6 billion, or 4% higher versus last year, excluding currency impact of $76 million.
  The Company reported net income for the fourth quarter 2020 of $167 million, or $2.03 per diluted share, and adjusted net income for the fourth quarter 2020 of $138 million, or $1.68 per diluted share.
  Fourth quarter 2020 EBIT* improved by $404 million to $260 million, versus a loss of $144 million in the prior year, and EBIT as a percent of revenue increased 910 basis points to 5.6% versus -3.5% in the prior year.
  Fourth quarter adjusted EBITDA** was $410 million, up $123 million versus prior year. Adjusted EBITDA as a percent of value-add revenue was 11.5%, a 300 basis point increase year-over-year. The Accelerate+ program drove improved operating performance, and is on or ahead of schedule.
  Cash generated from operations of $474 million in the fourth quarter 2020 was primarily driven by strong earnings and effective working capital management.

"Strong operational performance in the quarter helped Tenneco generate significant cash flow and year-over-year debt reduction," said Brian Kesseler, Tenneco's chief executive officer. "Our Accelerate+ program continues to drive margin expansion and is on track to achieve $265 million in annual run rate savings by the end of 2021, and we achieved our working capital efficiency improvement target of $250 million a year ahead of schedule. We are proud of the resilience and commitment of the global Tenneco team as they continue to overcome the challenges of a volatile operating environment," added Kesseler.

Net Debt and Liquidity
The Company's fourth quarter 2020 performance resulted in significant improvements to the Company's debt net of total cash balances and liquidity position. At 2020 year end, total debt was $5.3 billion and net debt was $4.5 billion, a reduction of $460 million in net debt compared with 2019 year end. Total liquidity was $2.3 billion at year end, consisting of $0.8 billion of cash balances and $1.5 billion of available revolving credit facility, up from total liquidity of $1.8 billion at the end of the third quarter 2020.

Full-Year Results
The global COVID-19 pandemic and its effect on the economy and industry volumes had a negative impact on the Company's full year revenue and earnings, particularly in the first half of 2020. Full year 2020 total revenue was $15.4 billion versus $17.5 billion in the prior year. Full year 2020 EBIT was a loss of $724 million, which includes $933 million from non-cash charges, primarily due to COVID related impairment charges, versus earnings of $121 million a year ago, and adjusted EBITDA was $1,045 million versus $1,415 million a year ago. The Company's performance in the second half of 2020 delivered significant year-over-year improvements in both margin and free cash flow generation.

"We continue to build positive performance momentum off our strong second half of 2020," added Kesseler. "Our focus on reducing structural costs, expanding margins, and lowering our capital intensity allowed us to reduce our net debt position by nearly $500 million in 2020. The Tenneco team's relentless commitment to disciplined execution is expected to deliver continuing performance improvements in 2021. We expect this continued focus on cost and cash management to enable significant near-term value creation potential, and at the same time, support investments in our core growth platforms to deliver long-term value to our customers and shareholders."

Outlook
For the full year and first quarter 2021, Tenneco provides the following financial outlook summary.

Full Year 2021		First Quarter 2021
Revenue	$17.2 - $17.8B	Revenue	$4.45 - $4.55B
Value-Add Revenue	$13.2 - $13.8B	Value-Add Revenue	$3.45 - $3.55B
Adjusted EBITDA**	$1.3 - $1.4B	Adjusted EBITDA**	$325 - $355M
Net Debt(1)	$4.2B

(1) Total debt net of total cash balances.
* EBIT: Earnings before interest expense, income taxes and noncontrolling interests.
** Adjusted EBITDA: Adjusted earnings before interest expense, income taxes, noncontrolling interests, and depreciation and amortization.

Earnings Conference Call Details
The Company will report its fourth quarter and full year 2020 financial results before the market opens on Wednesday, February 24, 2021 and host a webcast conference call the same day at 9:00 a.m. ET. The purpose of the call is to discuss the Company's financial results for the fourth quarter and full year 2020, as well as to provide other information regarding the Company's outlook.

A live "listen only" webcast and presentation materials will be available on the investor section of the company's website at https://investors.tenneco.com. An archive of the webcast will be available approximately one hour after conclusion of the call for one year.

Telephone participants are encouraged to pre-register for the conference call using the following link: https://dpregister.com/sreg/10151813/e17b0eadaf

Callers who pre-register will be given a conference passcode and unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.

Those without internet access or unable to pre-register may dial in, using the passcode "Tenneco Inc."

PARTICIPANT DIAL IN (TOLL FREE): 1-833-366-1121
PARTICIPANT INTERNATIONAL DIAL IN: 1-412-902-6733

Annual Meeting
The Tenneco Board of Directors has scheduled the company's annual meeting of shareholders for Friday, May 14, 2021 at 10:00 a.m. CT. The record date for shareholders eligible to vote at the meeting is March 24, 2021. This year's annual meeting will be held entirely online to allow for greater participation in light of the public health impact of the COVID-19 pandemic.

Attachment 1
Statements of Income (Loss) – 3 months
Statements of Income (Loss) – 12 months
Balance Sheets
Statements of Cash Flows – 3 Months
Statements of Cash Flows – 12 Months

Attachment 2
Reconciliation of GAAP to Non-GAAP Earnings Measures – 3 Months
Reconciliation of GAAP to Non-GAAP Earnings Measures – 12 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 12 Months
Reconciliation of Non-GAAP Measures – Debt Net of Total Cash/Adjusted LTM EBITDA including noncontrolling interests
Reconciliation of GAAP to Non-GAAP Revenue Measures – Original Equipment, Original Equipment Service and Aftermarket Revenue – 3 and 12 Months
Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 3 Months
Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 12 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – Original Equipment Commercial Truck, Off-Highway, Industrial and other revenues – 3 and 12 Months

About Tenneco
Tenneco is one of the world's leading designers, manufacturers and marketers of automotive products for original equipment and aftermarket customers, with full year 2020 revenues of $15.4 billion and approximately 73,000 team members working at more than 270 sites worldwide. Through our four business groups, Motorparts, Ride Performance, Clean Air and Powertrain, Tenneco is driving advancements in global mobility by delivering technology solutions for diversified global markets, including light vehicle, commercial truck, off-highway, industrial, motorsport and the aftermarket.

Visit www.tenneco.com to learn more.

Investors and others should note that Tenneco routinely posts important information on its website and considers the Investor section, www.investors.tenneco.com, a channel of distribution.

About Guidance
Revenue estimates and other forecasted information in this release are based on OE manufacturers' programs that have been formally awarded to the company; programs where Tenneco is highly confident that it will be awarded business based on informal customer indications consistent with past practices; and Tenneco's status as supplier for the existing program and its relationship with the customer. This information is also based on anticipated vehicle production levels and pricing, including precious metals pricing and the impact of material cost changes. Unless otherwise indicated, our methodology does not attempt to forecast currency fluctuations, and accordingly, reflects constant currency. Certain elements of the restructuring and related expenses, legal settlements, substrate pricing, and other unusual charges we incur from time to time cannot be forecasted accurately. In this respect, we are not able to forecast corresponding GAAP measures without unreasonable efforts on account of these factors and other factors not in our control.

Safe Harbor
This press release contains forward-looking statements. The words "will," "would," "could," "expect," "anticipate," and similar expressions (and variations thereof), identify these forward-looking statements. These forward-looking statements are based on the current expectations of the Company (including its subsidiaries). Because these statements involve risks and uncertainties, actual results may differ materially from the expectations expressed in the forward-looking statements.

Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include: general economic, business, market and social conditions, including the effects of the COVID-19 pandemic; disasters, local and global public health emergencies or other catastrophic events, where we or other customers do business, and any resultant disruptions; our ability (or inability) to successfully execute cost reduction, performance improvement and other plans, including our plans in response to the COVID-19 pandemic and our previously announced accelerated performance improvement plan ("Accelerate"), and to realize the anticipated benefits from these plans; changes in capital availability or costs, including increases in our cost of borrowing (i.e., interest rate increases), the amount of our debt, our ability to access capital markets at favorable rates, and the credit ratings of our debt and our financial flexibility to respond to COVID-19 pandemic; our ability to maintain compliance with the agreements governing our indebtedness and otherwise have sufficient liquidity through the COVID-19 pandemic; our working capital requirements; our ability to source and procure needed materials, components and other products, and services in accordance with customer demand and at competitive prices; the cost and outcome of existing and any future claims, legal proceedings or investigations; changes in consumer demand for our OE products or aftermarket products, prices and our ability to have our products included on top selling vehicles, including any shifts in consumer preferences; the continued evolution of the automotive industry towards car and ride sharing and autonomous vehicles; in an effort to reduce greenhouse gas emissions, governments and vehicle manufacturers have announced plans to limit production of diesel and gasoline powered vehicles in various national and local jurisdictions globally; the cyclical nature of the global vehicle industry, including the performance of the global aftermarket sector and the impact of vehicle parts' longer product lives; changes in automotive and commercial vehicle manufacturers' production rates and their actual and forecasted requirements for our products, due to difficult economic conditions and/or regulatory or legal changes affecting internal combustion engines and/or aftermarket products; our dependence on certain large customers, including the loss of any of our large OE manufacturer customers (on whom we depend for a substantial portion of our revenues), or the loss of market shares by these customers if we are unable to achieve increased sales to other OE-customers or any change in customer demand due to delays in the adoption or enforcement of worldwide emissions regulations; the overall highly competitive nature of the automotive and commercial vehicle parts industries, and any resultant inability to realize the sales represented by our awarded book of business (which is based on anticipated pricing and volumes over the life of the applicable program); risks inherent in operating a multi-national company; damage to the reputation of one or more of our leading brands; industry-wide strikes, labor disruptions at our facilities or any labor or other economic disruptions at any of our significant customers or suppliers or any of our customers' other suppliers; changes in distribution channels or competitive conditions in the markets and countries where we operate; customer acceptance of new products; our ability to successfully integrate, and benefit from, any acquisitions that we complete; the potential impairment in the carrying value of our long-lived assets, goodwill, and other intangible assets or the inability to fully realize our deferred tax assets; increases in the costs of raw materials or components, including our ability to successfully reduce the impact of any such cost increases through materials substitutions, cost reduction initiatives, customer recovery and other methods; the impact of the extensive, increasing, and changing laws and regulations to which we are subject, including environmental laws and regulations, which may result in our incurrence of environmental liabilities in excess of the amount reserved or increased costs or loss of revenues relating to products subject to changing regulation; and the timing and occurrence (or non-occurrence) of other transactions, events and circumstances which may be beyond our control.

In addition, statements regarding the Company's ongoing review of strategic alternatives and the potential separation of the Company into a powertrain technology company and an aftermarket and ride performance company constitute forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include (in addition to the risks set forth above): the ability to identify and consummate strategic alternatives that yield additional value for shareholders; the timing, benefits and outcome of the Company's strategic review process; the structure, terms and specific risk and uncertainties associated with any potential strategic alternative; potential disruptions in our business and stock price as a result of our exploration, review and pursuit of any strategic alternatives; the possibility that the Company may not complete a separation of the aftermarket and ride performance business from the powertrain technology business (or achieve some or all of the anticipated benefits of such a separation on the timeline contemplated or at all); the ability to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; the potential diversion of management's attention resulting from a separation or other strategic alternative; the risk the combined company and each separate company following the separation will underperform relative to our expectations; the ongoing transaction costs and risk we may incur greater costs following a separation of the business or other strategic alternative; and the risk a separation is determined to be a taxable transaction.

The risks included here are not exhaustive. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding these risk factors and uncertainties is, and will be, detailed from time to time in the Company's SEC filings, including but not limited to its annual report on Form 10-K for the year ended December 31, 2019 and quarterly reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020.

Investor inquiries:
Linae Golla
847-482-5162
lgolla@tenneco.com

Rich Kwas
248-849-1340
rich.kwas@tenneco.com

Media inquiries:
Bill Dawson
847-482-5807
bdawson@tenneco.com

ATTACHMENT 1
TENNECO INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
Unaudited
(millions, except per share amounts)

	Three Months Ended December 31,
	2020	2019
Net sales and operating revenues:
Clean Air - Value-add revenues	$1,046	$974
Clean Air - Substrate sales	1,071	769
Powertrain	1,120	1,018
Motorparts	730	741
Ride Performance	683	641
Total net sales and operating revenues	4,650	4,143
Costs and expenses:
Cost of sales (exclusive of depreciation and amortization)	3,955	3,581
Selling, general, and administrative	231	276
Depreciation and amortization	158	170
Engineering, research, and development	74	76
Restructuring charges, net and asset impairments	—	28
Goodwill and intangible impairment charges	—	172
Total costs and expenses	4,418	4,303
Other income (expense):
Non-service pension and other postretirement benefit (costs) credits	(2)	(3)
Equity in earnings (losses) of nonconsolidated affiliates, net of tax	21	9
Gain (loss) on extinguishment of debt	2	—
Other income (expense), net	7	10
	28	16
Earnings (loss) before interest expense, income taxes, and noncontrolling interests	260	(144)
Interest expense	(68)	(80)
Earnings (loss) before income taxes and noncontrolling interests	192	(224)
Income tax (expense) benefit	(6)	(14)
Net income (loss)	186	(238)
Less: Net income (loss) attributable to noncontrolling interests	19	75
Net income (loss) attributable to Tenneco Inc.	$167	$(313)

Basic earnings (loss) per share:
Earnings (loss) per share	$2.04	$(3.87)
Weighted average shares outstanding	81.5	80.9
Diluted earnings (loss) per share:
Earnings (loss) per share	$2.03	$(3.87)
Weighted average shares outstanding	81.9	80.9

ATTACHMENT 1
TENNECO INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
Unaudited
(millions, except per share amounts)

	Twelve Months Ended December 31,
	2020	2019
Net sales and operating revenues:
Clean Air - Value-add revenues	$3,366	$4,094
Clean Air - Substrate sales	3,355	3,027
Powertrain	3,726	4,408
Motorparts	2,725	3,167
Ride Performance	2,207	2,754
Total net sales and operating revenues	15,379	17,450
Costs and expenses:
Cost of sales (exclusive of depreciation and amortization)	13,402	14,912
Selling, general, and administrative	889	1,138
Depreciation and amortization	639	673
Engineering, research, and development	273	324
Restructuring charges, net and asset impairments	622	126
Goodwill and intangible impairment charges	383	241
Total costs and expenses	16,208	17,414
Other income (expense):
Non-service pension and postretirement benefit (costs) credits	18	(11)
Equity in earnings (losses) of nonconsolidated affiliates, net of tax	47	43
Gain (loss) on extinguishment of debt	2	—
Other income (expense), net	38	53
	105	85
Earnings (loss) before interest expense, income taxes, and noncontrolling interests	(724)	121
Interest expense	(277)	(322)
Earnings (loss) before income taxes and noncontrolling interests	(1,001)	(201)
Income tax (expense) benefit	(459)	(19)
Net income (loss)	(1,460)	(220)
Less: Net income (loss) attributable to noncontrolling interests	61	114
Net income (loss) attributable to Tenneco Inc.	$(1,521)	$(334)

Basic earnings (loss) per share:
Earnings (loss) per share	$(18.69)	$(4.12)
Weighted average shares outstanding	81.4	80.9
Diluted earnings (loss) per share:
Earnings (loss) per share	$(18.69)	$(4.12)
Weighted average shares outstanding	81.4	80.9

ATTACHMENT 1
TENNECO INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(dollars in millions)

	December 31, 2020		December 31, 2019
Assets
Cash and cash equivalents	$798		$564
Restricted cash	5		2
Receivables, net	2,528	(a)	2,538	(a)
Inventories	1,743		1,999
Prepayments and other current assets	619		632
Other noncurrent assets	3,102		3,864
Property, plant and equipment, net	3,057		3,627
Total assets	$11,852		$13,226
Liabilities and Shareholders' Equity
Short-term debt, including current maturities of long-term debt	$162		$185
Accounts payable	2,917		2,647
Accrued compensation and employee benefits	365		325
Accrued income taxes	54		72
Accrued expenses and other current liabilities	1,188		1,070
Long-term debt	5,171	(b)	5,371	(b)
Deferred income taxes	89		106
Pension and postretirement benefits	1,101		1,145
Deferred credits and other liabilities	546		490
Redeemable noncontrolling interests	78		196
Total Tenneco Inc. shareholders' equity (deficit)	(119)		1,425
Noncontrolling interests	300		194
Total liabilities, redeemable noncontrolling interests, and equity	$11,852		$13,226

	December 31, 2020		December 31, 2019
(a) Accounts receivable net of:
Accounts receivable outstanding and derecognized	$956		$1,037

(b) Long-term debt composed of:
Revolver Borrowings	$—		$183
LIBOR plus 2.50% Term Loan A due 2019 through 2023 (1)	1,520		1,608
LIBOR plus 3.00% Term Loan B due 2019 through 2025	1,612		1,623
$225 million of 5.375% Senior Notes due 2024	223		222
$500 million of 5.000% Senior Notes due 2026	494		494
€415 million of 4.875% Euro Fixed Rate Notes due 2022	—		479
€300 million of Euribor plus 4.875% Euro Floating Rate Notes due 2024	370		340
€350 million of 5.000% Euro Fixed Rate Notes due 2024	445		413
$500 million of 7.875% Senior Secured Notes due 2029	489		—
Other Debt, primarily foreign instruments	23		13
	5,176		5,375
Less: maturities classified as current	5		4
Total long-term debt	$5,171		$5,371
____________________
(1) The interest rate on Term Loan A at December 31, 2019 was LIBOR plus 1.75%

ATTACHMENT 1
TENNECO INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited
(dollars in millions)

	Three Months Ended December 31,
	2020	2019
Operating Activities
Net income (loss)	$186	$(238)
Adjustments to reconcile net income (loss) to cash (used) provided by operating activities:
Goodwill and intangible impairment charges	—	172
Depreciation and amortization	158	170
Deferred income taxes	(1)	(36)
Stock-based compensation	5	5
Restructuring charges and asset impairments, net of cash paid	(29)	(1)
Change in pension and other postretirement benefit plans	(45)	(8)
Equity in earnings of nonconsolidated affiliates	(21)	(9)
Cash dividends received from nonconsolidated affiliates	5	8
Loss (gain) on sale of assets and other	(19)	—
Changes in operating assets and liabilities:
Receivables	247	232
Inventories	(24)	172
Payables and accrued expenses	66	(165)
Accrued interest and accrued income taxes	(35)	15
Other assets and liabilities	(19)	63
Net cash (used) provided by operating activities	474	380
Investing Activities
Proceeds from sale of assets	37	12
Proceeds from sale of investment in nonconsolidated affiliates	—	2
Net proceeds from sale of business	6	—
Cash payments for property, plant, and equipment	(86)	(203)
Proceeds from deferred purchase price of factored receivables	107	47
Other	(3)	2
Net cash (used) provided by investing activities	61	(140)
Financing Activities
Proceeds from term loans and notes	511	29
Repayments of term loans and notes	(569)	(63)
Borrowings on revolving lines of credit	1,268	2,316
Payments on revolving lines of credit	(1,690)	(2,336)
Debt issuance costs of long-term debt	(9)	—
Net decrease in bank overdrafts	(11)	(1)
Acquisition of additional ownership interest in consolidated affiliates	—	(10)
Other	30	(2)
Distributions to noncontrolling interest partners	(24)	(23)
Net cash (used) provided by financing activities	(494)	(90)
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	41	21
Increase (decrease) in cash, cash equivalents, and restricted cash	82	171
Cash, cash equivalents, and restricted cash, beginning of period	721	395
Cash, cash equivalents, and restricted cash, end of period	$803	$566
Supplemental Cash Flow Information
Cash paid during the period for interest	$58	$54
Cash paid during the period for income taxes, net of refunds	$40	$38
Non-cash Investing Activities
Period end balance of trade payables for property, plant, and equipment	$113	$134
Deferred purchase price of receivables factored in the period in investing	$102	$45
Increase (decrease) in assets from redeemable noncontrolling interest transaction with owner	$—	$53

ATTACHMENT 1
TENNECO INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited
(dollars in millions)

	Twelve Months Ended December 31,
Operating Activities	2020	2019
Net income (loss)	$(1,460)	$(220)
Adjustments to reconcile net income (loss) to cash (used) provided by operating activities:
Goodwill and intangible impairment charges	383	241
Depreciation and amortization	639	673
Deferred income taxes	301	(151)
Stock-based compensation	18	25
Restructuring charges and asset impairments, net of cash paid	500	11
Change in pension and postretirement benefit plans	(94)	(57)
Equity in earnings of nonconsolidated affiliates	(47)	(43)
Cash dividends received from nonconsolidated affiliates	23	53
Loss (gain) on sale of assets and other	(18)	—
Changes in operating assets and liabilities:
Receivables	(182)	(225)
Inventories	279	284
Payables and accrued expenses	308	(66)
Accrued interest and accrued income taxes	(12)	3
Other assets and liabilities	(9)	(84)
Net cash (used) provided by operating activities	629	444
Investing Activities
Acquisitions, net of cash acquired	—	(158)
Proceeds from sale of assets	45	20
Proceeds from sale of investment in nonconsolidated affiliates	—	2
Net proceeds from sale of business	9	22
Cash payments for property, plant and equipment	(394)	(744)
Proceeds from deferred purchase price of factored receivables	283	250
Other	—	2
Net cash (used) provided by investing activities	(57)	(606)
Financing Activities
Proceeds from term loans and notes	654	200
Repayments of term loans and notes	(765)	(341)
Borrowings on revolving lines of credit	6,120	9,120
Payments on revolving lines of credit	(6,337)	(8,884)
Repurchase of common shares	(1)	(2)
Cash dividends	—	(20)
Debt issuance costs of long-term debt	(25)	—
Net decrease in bank overdrafts	(2)	(13)
Acquisition of additional ownership interest in consolidated affiliates	—	(10)
Distributions to noncontrolling interest partners	(42)	(43)
Other	40	(4)
Net cash (used) provided by financing activities	(358)	3
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	23	23
Increase (decrease) in cash, cash equivalents, and restricted cash	237	(136)
Cash, cash equivalents, and restricted cash, beginning of period	566	702
Cash, cash equivalents, and restricted cash, end of period	$803	$566
Supplemental Cash Flow Information
Cash paid during the year for interest	$246	$284
Cash paid during the year for income taxes, net of refunds	$154	$177
Non-cash inventory charge due to aftermarket product line exit	$73	$—
Non-cash Investing Activities
Period end balance of trade payables for property, plant and equipment	$113	$134
Deferred purchase price of receivables factored in the period in investing	$299	$253
Increase (decrease) in assets from redeemable noncontrolling interest transaction with owner	$(53)	$53

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited
(dollars in millions, except per share amounts)

	Q4 2020						Q4 2019
	Net income (loss) attributable to Tenneco Inc.	Per Share	Net income (loss) attributable to noncontrolling interests	Income tax (expense) benefit	EBIT	EBITDA (3)	Net income (loss) attributable to Tenneco Inc.	Per Share	Net income (loss) attributable to noncontrolling interests	Income tax (expense) benefit	EBIT	EBITDA (3)
Earnings (Loss) Measures	$167	$2.03	$19	$(6)	$260	$418	$(313)	$(3.87)	$75	$(14)	$(144)	$26
Adjustments:
Restructuring and related expenses (5)	5	0.06	—	(1)	6	6	34	0.41	1	(7)	42	36
Acquisition and expected separation costs (6)	2	0.02	—	1	1	1	28	0.36	—	(2)	30	30
Antitrust reserve change in estimate (7)	(11)	(0.13)	—	—	(11)	(11)	—	—	—	—	—	—
Gain/Loss on sale of assets	(1)	(0.02)	—	1	(2)	(2)	—	—	—	—	—	—
Gain on extinguishment of debt	(2)	(0.03)	—	—	(2)	(2)	—	—	—	—	—	—
Cost reduction initiatives (8)	—	—	—	—	—	—	—	—	—	1	(1)	(1)
Costs to achieve synergies (9)	—	—	—	—	—	—	7	0.09	—	(1)	8	8
Purchase accounting charges (10)	—	—	—	—	—	—	4	0.05	—	2	2	2
Goodwill and intangible impairment charges (11)	—	—	—	—	—	—	172	2.13	—	—	172	172
Process harmonization (12)	—	—	—	—	—	—	14	0.17	—	(2)	16	16
Pension adjustments (13)	—	—	—	—	—	—	(1)	(0.02)	—	1	(2)	(2)
Noncontrolling interests adjustments	(1)	(0.01)	1	—	—	—	58	0.71	(58)	—	—	—
Net tax adjustments	(21)	(0.24)	—	(21)	—	—	—	—	—	—	—	—
Adjusted Net income, EPS, NCI, Tax, EBIT, and EBITDA (4)	$138	$1.68	$20	$(26)	$252	$410	$3	$0.03	$18	$(22)	$123	$287

	Q4 2020
	Global Segments
	Clean Air	Powertrain	Motorparts	Ride Performance	Total	Corporate	Total
Net income (loss) attributable to Tenneco Inc.							$167
Net income (loss) attributable to noncontrolling interests							19
Net income (loss)							186
Income tax (expense) benefit							(6)
Interest expense							(68)
EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests							260
Depreciation and amortization							158
Total EBITDA including noncontrolling interests (3)	$175	$151	$109	$29	$464	$(46)	$418
Restructuring and related expenses(5)	(1)	1	1	3	4	2	6
Acquisition and expected separation costs (6)	(3)	—	—	—	(3)	4	1
Antitrust reserve change in estimate (7)	(11)	—	—	—	(11)	—	(11)
Gain/Loss on sale of assets	—	—	—	(3)	(3)	1	(2)
Gain on extinguishment of debt	—	—	—	—	—	(2)	(2)
Adjusted EBITDA (4)	$160	$152	$110	$29	$451	$(41)	$410

	Q4 2019
	Global Segments
	Clean Air	Powertrain	Motorparts	Ride Performance	Total	Corporate	Total
Net income (loss) attributable to Tenneco Inc.							$(313)
Net income (loss) attributable to noncontrolling interests							75
Net income (loss)							(238)
Income tax (expense) benefit							(14)
Interest expense							(80)
EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests							(144)
Depreciation and amortization							170
Total EBITDA including noncontrolling interests (3)	$130	$60	$(84)	$7	$113	$(87)	$26
Restructuring and related expenses(5)	3	2	—	23	28	8	36
Acquisition and expected separation costs (6)	—	—	—	—	—	30	30
Cost reduction initiatives (8)	—	—	—	—	—	(1)	(1)
Costs to achieve synergies (9)	1	—	2	—	3	5	8
Purchase accounting charges (10)	—	2	—	—	2	—	2
Goodwill and intangible impairment charges (11)	—	18	154	—	172	—	172
Process harmonization (12)	8	—	4	4	16	—	16
Pension adjustments (13)	—	—	—	—	—	(2)	(2)
Adjusted EBITDA (4)	$142	$82	$76	$34	$334	$(47)	$287
_________________________________________
(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon GAAP.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors.  However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Adjusted results are presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between periods.  Similar adjustments have been recorded in earlier periods and similar types of adjustments can reasonably be expected to be recorded in future periods.  The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(5) Q4 2020 includes no accelerated depreciation related to restructuring and related expenses, while Q4 2019 includes $6 million of accelerated depreciation related to plant closures.

(6) Costs related to acquisitions and costs related to expected separation.

(7) Reduction in estimated antitrust accrual.

(8) Costs related to cost reduction initiatives.

(9) Costs to achieve synergies related to the Acquisitions.

(10) This primarily relates to a non-cash charge to cost of sales for the amortization of the inventory fair value step-up recorded as part of the Acquisitions.

(11) Non-cash asset impairment charges related to goodwill and intangibles.

(12) Charges due to process harmonization.

(13) Charges related to settlements of our pension benefit plans in connection with our derisking activities.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited
(dollars in millions, except per share amounts)

	Q4 2020 YTD						Q4 2019 YTD
	Net income (loss) attributable to Tenneco Inc.	Per Share	Net income (loss) attributable to noncontrolling interests	Income tax (expense) benefit	EBIT	EBITDA (3)	Net income (loss) attributable to Tenneco Inc.	Per Share	Net income (loss) attributable to noncontrolling interests	Income tax (expense) benefit	EBIT	EBITDA (3)
Earnings (Loss) Measures	$(1,521)	$(18.69)	$61	$(459)	$(724)	$(85)	$(334)	$(4.12)	$114	$(19)	$121	$794
Adjustments:
Restructuring and related expenses (5)	141	1.71	—	(36)	177	169	116	1.43	6	(31)	153	138
Inventory write-down (6)	54	0.67	—	(19)	73	73	—	—	—	—	—	—
Asset impairments (7)	396	4.87	7	(100)	503	503	—	—	—	—	—	—
Acquisition and expected separation costs (8)	31	0.39	—	(7)	38	38	102	1.27	—	(25)	127	127
Antitrust reserve change in estimate (9)	(11)	(0.14)	—	—	(11)	(11)	(7)	(0.09)	—	2	(9)	(9)
Gain/Loss on sale of assets	(1)	(0.02)	—	1	(2)	(2)	—	—	—	—	—	—
Gain on extinguishment of debt	(2)	(0.03)	—	—	(2)	(2)	—	—	—	—	—	—
OPEB curtailment (10)	(21)	(0.26)	—	—	(21)	(21)	—	—	—	—	—	—
Goodwill and intangible impairment charges (11)	366	4.51	5	(12)	383	383	241	2.98	—	—	241	241
Cost reduction initiatives (12)	—	—	—	—	—	—	12	0.15	—	(3)	15	15
Costs to achieve synergies (13)	—	—	—	—	—	—	23	0.29	—	(6)	29	29
Purchase accounting charges (14)	—	—	—	—	—	—	49	0.61	—	(8)	57	57
Process harmonization (15)	—	—	—	—	—	—	21	0.26	—	(5)	26	26
Warranty charge (16)	—	—	—	—	—	—	6	0.07	—	(2)	8	8
Brazil tax credit (17)	—	—	—	—	—	—	(14)	(0.18)	—	8	(22)	(22)
Out of period adjustment (18)	—	—	—	—	—	—	4	0.05	1	—	5	5
Impairment of assets held for sale	—	—	—	—	—	—	6	0.07	—	(2)	8	8
Pension adjustments (19)	—	—	—	—	—	—	(1)	(0.02)	—	1	(2)	(2)
Noncontrolling interests adjustments (20)	10	0.13	(10)	—	—	—	58	0.71	(58)	—	—	—
Net tax adjustments (21)	522	6.42	—	522	—	—	(41)	(0.50)	—	(41)	—	—
Adjusted Net income, EPS, NCI, Tax, EBIT, and EBITDA (4)	$(36)	$(0.44)	$63	$(110)	$414	$1,045	$241	$2.98	$63	$(131)	$757	$1,415

	Q4 2020 YTD
	Global Segments
	Clean Air	Powertrain	Motorparts	Ride Performance	Total	Corporate	Total
Net income (loss) attributable to Tenneco Inc.							$(1,521)
Net income (loss) attributable to noncontrolling interests							61
Net income (loss)							(1,460)
Income tax (expense) benefit							(459)
Interest expense							(277)
EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests							(724)
Depreciation and amortization							639
Total EBITDA including noncontrolling interests (3)	$440	$130	$155	$(595)	$130	$(215)	$(85)
Restructuring and related expenses(5)	22	51	20	68	161	8	169
Inventory write-down(6)	—	—	73	—	73	—	73
Asset impairments (7)	—	4	27	455	486	17	503
Acquisition and expected separation costs (8)	—	—	—	(2)	(2)	40	38
Antitrust reserve change in estimate (9)	(11)	—	—	—	(11)	—	(11)
Gain/Loss on sale of assets	—	—	—	(3)	(3)	1	(2)
Gain on extinguishment of debt	—	—	—	—	—	(2)	(2)
OPEB curtailment (10)	—	—	—	—	—	(21)	(21)
Goodwill and intangible impairment charges (11)	—	160	110	113	383	—	383
Adjusted EBITDA (4)	$451	$345	$385	$36	$1,217	$(172)	$1,045

	Q4 2019 YTD
	Global Segments
	Clean Air	Powertrain	Motorparts	Ride Performance	Total	Corporate	Total
Net income (loss) attributable to Tenneco Inc.							$(334)
Net income (loss) attributable to noncontrolling interests							114
Net income (loss)							(220)
Income tax (expense) benefit							(19)
Interest expense							(322)
EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests							121
Depreciation and amortization							673
Total EBITDA including noncontrolling interests (3)	$582	$363	$184	$8	$1,137	$(343)	$794
Restructuring and related expenses(5)	24	30	4	71	129	9	138
Acquisition and expected separation costs (8)	—	—	1	—	1	126	127
Antitrust reserve change in estimate (9)	(9)	—	—	—	(9)	—	(9)
Goodwill and intangible impairment charges (11)	—	18	154	69	241	—	241
Cost reduction initiatives (12)	—	—	—	—	—	15	15
Costs to achieve synergies (13)	6	2	11	2	21	8	29
Purchase accounting charges (14)	—	12	41	4	57	—	57
Process harmonization (15)	13	—	9	4	26	—	26
Warranty charge (16)	—	—	8	—	8	—	8
Brazil tax credit (17)	(9)	—	(7)	(6)	(22)	—	(22)
Out of period adjustment (18)	—	—	—	5	5	—	5
Pension adjustments (19)	—	—	—	—	—	(2)	(2)
Impairment of assets held for sale	—	—	8	—	8	—	8
Adjusted EBITDA (4)	$607	$425	$413	$157	$1,602	$(187)	$1,415
_________________________________________
(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon GAAP.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors.  However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Adjusted results are presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between periods.  Similar adjustments have been recorded in earlier periods and similar types of adjustments can reasonably be expected to be recorded in future periods.  The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(5) FY 2020 includes $7 million of accelerated depreciation related to plant closures and $1 million depreciation related to restructuring and related expenses and FY 2019 includes $15 million of accelerated depreciation related to plant closures and $5 million asset impairment charges.

(6) Non-cash charge to write-down inventory in the Motorparts segment in connection with its initiative to rationalize its supply chain and distribution network.

(7) Asset impairment charges.

(8) Costs related to acquisitions and costs related to expected separation.

(9) Reduction in estimated antitrust accrual.

(10) OPEB curtailment as a result of an amended union agreement that eliminates healthcare benefits for future retirees.

(11) Non-cash asset impairment charge related to goodwill and intangibles.

(12) Costs related to cost reduction initiatives.

(13) Costs to achieve synergies related to the Acquisitions.

(14) This primarily relates to a non-cash charge to cost of sales for the amortization of the inventory fair value step-up recorded as part of the Acquisitions.

(15) Charge due to process harmonization.

(16) Charge related to warranty. Although Tenneco regularly incurs warranty costs, this specific charge is of an unusual nature in the period incurred.

(17) Recovery of value-added tax in a foreign jurisdiction.

(18) Inventory losses attributable to prior periods.

(19) Charges related to settlements of our pension benefit plans in connection with our derisking activities.

(20) Amount related to adjustments made to mark certain redeemable noncontrolling interests to their redemption values.

(21) FY 2020 includes non-cash tax valuation allowance charge of $524 million.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP REVENUE MEASURES(2)
Unaudited
(dollars in millions except percents)

	Q4 2020
	Revenues	Substrate Sales	Value-add Revenues	Currency Impact on Value-add Revenues	Value-add Revenues excluding Currency
Clean Air	$2,117	$1,071	$1,046	$23	$1,023
Powertrain	1,120	—	1,120	34	1,086
Motorparts	730	—	730	1	729
Ride Performance	683	—	683	18	665
Total Tenneco Inc.	$4,650	$1,071	$3,579	$76	$3,503

	Q4 2019
	Revenues	Substrate Sales	Value-add Revenues	Currency Impact on Value-add Revenues	Value-add Revenues excluding Currency
Clean Air	$1,743	$769	$974	$—	$974
Powertrain	1,018	—	1,018	—	1,018
Motorparts	741	—	741	—	741
Ride Performance	641	—	641	—	641
Total Tenneco Inc.	$4,143	$769	$3,374	$—	$3,374

	Q4 2020 vs. Q4 2019 $ Change and % Change Increase (decrease)
	Revenues	% Change	Value-add Revenues excluding Currency	% Change
Clean Air	$374	21%	$49	5%
Powertrain	102	10%	68	7%
Motorparts	(11)	(1)%	(12)	(2)%
Ride Performance	42	7%	24	4%
Total Tenneco Inc.	$507	12%	$129	4%
_________________________________
(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar.  Additionally, substrate sales include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Tenneco uses this information to analyze the trend in revenues before these factors.  Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP REVENUE MEASURES(2)
Unaudited
(dollars in millions except percents)

	Q4 2020 YTD
	Revenues	Substrate Sales	Value-add Revenues	Currency Impact on Value-add Revenues	Value-add Revenues excluding Currency
Clean Air	$6,721	$3,355	$3,366	$(4)	$3,370
Powertrain	3,726	—	3,726	(15)	3,741
Motorparts	2,725	—	2,725	(55)	2,780
Ride Performance	2,207	—	2,207	(6)	2,213
Total Tenneco Inc.	$15,379	$3,355	$12,024	$(80)	$12,104

	Q4 2019 YTD
	Revenues	Substrate Sales	Value-add Revenues	Currency Impact on Value-add Revenues	Value-add Revenues excluding Currency
Clean Air	$7,121	$3,027	$4,094	$—	$4,094
Powertrain	4,408	—	4,408	—	4,408
Motorparts	3,167	—	3,167	—	3,167
Ride Performance	2,754	—	2,754	—	2,754
Total Tenneco Inc.	$17,450	$3,027	$14,423	$—	$14,423

	Q4 2020 YTD vs. Q4 2019 YTD $ Change and % Change Increase (decrease)
	Revenues	% Change	Value-add Revenues excluding Currency	% Change
Clean Air	$(400)	(6)%	$(724)	(18)%
Powertrain	(682)	(15)%	(667)	(15)%
Motorparts	(442)	(14)%	(387)	(12)%
Ride Performance	(547)	(20)%	(541)	(20)%
Total Tenneco Inc.	$(2,071)	(12)%	$(2,319)	(16)%
_________________________________________
(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar.  Additionally, substrate sales include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Tenneco uses this information to analyze the trend in revenues before these factors.  Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF NON-GAAP MEASURES
Debt net of total cash / Adjusted LTM EBITDA including noncontrolling interests
Unaudited
(dollars in millions except ratios)

	December 31, 2020	December 31, 2019
Total debt	$5,333	$5,556
Total cash, cash equivalents and restricted cash (total cash)	803	566
Debt net of total cash balances (1)	$4,530	$4,990
Adjusted LTM EBITDA including noncontrolling interests (2) (3)	$1,045	$1,415
Ratio of debt net of total cash balances to adjusted LTM EBITDA including noncontrolling interests (4)	4.3x	3.5x
_________________________________________

(1) Tenneco presents debt net of total cash balances because management believes it is a useful measure of Tenneco's credit position and progress toward reducing leverage. The calculation is limited in that the company may not always be able to use cash to repay debt on a dollar-for-dollar basis.

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon GAAP. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(3) Adjusted EBITDA including noncontrolling interests is presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between the periods. Similar adjustments to EBITDA including noncontrolling interests have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(4) Tenneco presents the above reconciliation of the ratio of debt net of total cash to Adjusted LTM EBITDA including noncontrolling interests to show trends that investors may find useful in understanding the company's ability to service its debt. For purposes of this calculation, Adjusted LTM EBITDA including noncontrolling interests is used as an indicator of the company's performance and debt net of total cash is presented as an indicator of the company's credit position and progress toward reducing the company's financial leverage. This reconciliation is provided as supplemental information and not intended to replace the company's existing covenant ratios or any other financial measures that investors may find useful in describing the company's financial position. See notes (1), (2) and (3) for a description of the limitations of using debt net of total cash, EBITDA including noncontrolling interests and Adjusted EBITDA including noncontrolling interests.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP REVENUE MEASURES(2)
Unaudited
(dollars in millions)

	Q4 2020
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency
Original equipment light vehicle revenues	$2,964	$71	$2,893	$899	$1,994
Original equipment commercial truck, off-highway, industrial and other revenues	608	15	593	126	467
Aftermarket & original equipment service revenues	1,078	13	1,065	23	1,042
Net sales and operating revenues	$4,650	$99	$4,551	$1,048	$3,503

	Q4 2019*
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency
Original equipment light vehicle revenues	$2,497	$—	$2,497	$639	$1,858
Original equipment commercial truck, off-highway, industrial and other revenues	576	—	576	108	468
Aftermarket & original equipment service revenues	1,070	—	1,070	22	1,048
Net sales and operating revenues	$4,143	$—	$4,143	$769	$3,374

	Q4 2020 YTD*
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency
Original equipment light vehicle revenues(3)	$9,348	$7	$9,341	$2,828	$6,513
Original equipment commercial truck, off-highway, industrial and other revenues (3)	2,069	(49)	2,118	448	1,670
Aftermarket & original equipment service revenues (3)	3,962	(47)	4,009	88	3,921
Net sales and operating revenues	$15,379	$(89)	$15,468	$3,364	$12,104

	Q4 2019 YTD*
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency
Original equipment light vehicle revenues	$10,434	$—	$10,434	$2,535	$7,899
Original equipment commercial truck, off-highway, industrial and other revenues	2,370	—	2,370	411	1,959
Aftermarket & original equipment service revenues	4,646	—	4,646	81	4,565
Net sales and operating revenues	$17,450	$—	$17,450	$3,027	$14,423
__________________________________

* Prior to the second quarter 2020, original equipment service revenues was previously classified within original equipment light vehicle revenues and original equipment commercial truck, off-highway, industrial and other revenues.

(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar.  Additionally, substrate sales include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Tenneco uses this information to analyze the trend in revenues before these factors.  Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

(3) YTD 2020 includes reclassification between prior quarters vehicle type revenue to conform to Q4 2020 presentation for comparability purposes.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES(2)
UNAUDITED
(dollars in millions except percents)

	Q4 2020
	Global Segments
	Clean Air	Powertrain	Motorparts	Ride Performance	Total	Corporate	Total
Net sales and operating revenues	$2,117	$1,120	$730	$683	$4,650	$—	$4,650
Less: Substrate sales	1,071	—	—	—	1,071	—	1,071
Value-add revenues	$1,046	$1,120	$730	$683	$3,579	$—	$3,579

EBITDA	$175	$151	$109	$29	$464	$(46)	$418
EBITDA as a % of revenue	8.3%	13.5%	14.9%	4.2%	10.0%		9.0%
EBITDA as a % of value-add revenue	16.7%	13.5%	14.9%	4.2%	13.0%		11.7%

Adjusted EBITDA	$160	$152	$110	$29	$451	$(41)	$410
Adjusted EBITDA as a % of revenue	7.6%	13.6%	15.1%	4.2%	9.7%		8.8%
Adjusted EBITDA as a % of value-add revenue	15.3%	13.6%	15.1%	4.2%	12.6%		11.5%

	Q4 2019
	Global Segments
	Clean Air	Powertrain	Motorparts	Ride Performance	Total	Corporate	Total
Net sales and operating revenues	$1,743	$1,018	$741	$641	$4,143	$—	$4,143
Less: Substrate sales	769	—	—	—	769	—	769
Value-add revenues	$974	$1,018	$741	$641	$3,374	$—	$3,374

EBITDA	$130	$60	$(84)	$7	$113	$(87)	$26
EBITDA as a % of revenue	7.5%	5.9%	(11.3)%	1.1%	2.7%		0.6%
EBITDA as a % of value-add revenue	13.3%	5.9%	(11.3)%	1.1%	3.3%		0.8%

Adjusted EBITDA	$142	$82	$76	$34	$334	$(47)	$287
Adjusted EBITDA as a % of revenue	8.1%	8.1%	10.3%	5.3%	8.1%		6.9%
Adjusted EBITDA as a % of value-add revenue	14.6%	8.1%	10.3%	5.3%	9.9%		8.5%
________________________________________
(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect EBITDA and adjusted EBITDA as a percent of both total revenues and value-add revenues.  Substrate sales include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Further, presenting EBITDA and adjusted EBITDA as a percent of value-add revenue assists investors in evaluating the company's operational performance without the impact of such substrate sales.  See prior pages for a discussion of EBITDA and adjusted EBITDA.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES(2)
UNAUDITED
(dollars in millions except percents)

	Q4 2020 YTD
	Global Segments
	Clean Air	Powertrain	Motorparts	Ride Performance	Total	Corporate	Total
Net sales and operating revenues	$6,721	$3,726	$2,725	$2,207	$15,379	$—	$15,379
Less: Substrate sales	3,355	—	—	—	3,355	—	3,355
Value-add revenues	$3,366	$3,726	$2,725	$2,207	$12,024	$—	$12,024

EBITDA	$440	$130	$155	$(595)	$130	$(215)	$(85)
EBITDA as a % of revenue	6.5%	3.5%	5.7%	(27.0)%	0.8%		(0.6)%
EBITDA as a % of value-add revenue	13.1%	3.5%	5.7%	(27.0)%	1.1%		(0.7)%

Adjusted EBITDA	$451	$345	$385	$36	$1,217	$(172)	$1,045
Adjusted EBITDA as a % of revenue	6.7%	9.3%	14.1%	1.6%	7.9%		6.8%
Adjusted EBITDA as a % of value-add revenue	13.4%	9.3%	14.1%	1.6%	10.1%		8.7%

	Q4 2019 YTD
	Global Segments
	Clean Air	Powertrain	Motorparts	Ride Performance	Total	Corporate	Total
Net sales and operating revenues	$7,121	$4,408	$3,167	$2,754	$17,450	$—	$17,450
Less: Substrate sales	3,027	—	—	—	3,027	—	3,027
Value-add revenues	$4,094	$4,408	$3,167	$2,754	$14,423	$—	$14,423

EBITDA	$582	$363	$184	$8	$1,137	$(343)	$794
EBITDA as a % of revenue	8.2%	8.2%	5.8%	0.3%	6.5%		4.6%
EBITDA as a % of value-add revenue	14.2%	8.2%	5.8%	0.3%	7.9%		5.5%

Adjusted EBITDA	$607	$425	$413	$157	$1,602	$(187)	$1,415
Adjusted EBITDA as a % of revenue	8.5%	9.6%	13.0%	5.7%	9.2%		8.1%
Adjusted EBITDA as a % of value-add revenue	14.8%	9.6%	13.0%	5.7%	11.1%		9.8%
_________________________________________
(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect EBITDA and adjusted EBITDA as a percent of both total revenues and value-add revenues.  Substrate sales include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Further, presenting EBITDA and adjusted EBITDA as a percent of value-add revenue assists investors in evaluating the company's operational performance without the impact of such substrate sales.  See prior pages for a discussion of EBITDA and adjusted EBITDA.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) REVENUE TO NON-GAAP REVENUE MEASURES(2)
Original equipment commercial truck, off-highway, industrial and other revenues
Unaudited
(dollars in millions)

	Q4 2020
	Revenues	Substrate Sales	Value-add Revenues
Clean Air	$313	$125	$188
Powertrain	224	—	224
Ride Performance	71	—	71
Total Tenneco Inc.	$608	$125	$483

	Q4 2019*
	Revenues	Substrate Sales	Value-add Revenues
Clean Air	$264	$108	$156
Powertrain	240	—	240
Ride Performance	72	—	72
Total Tenneco Inc.	$576	$108	$468

	Q4 2020 YTD*
	Revenues	Substrate Sales	Value-add Revenues
Clean Air (3)	$1,066	$436	$630
Powertrain	765	—	765
Ride Performance (3)	238	—	238
Total Tenneco Inc. (3)	$2,069	$436	$1,633

	Q4 2019 YTD*
	Revenues	Substrate Sales	Value-add Revenues
Clean Air	$1,114	$411	$703
Powertrain	916	—	916
Ride Performance	340	—	340
Total Tenneco Inc.	$2,370	$411	$1,959
________________________________

* Prior to the second quarter 2020, original equipment service revenues related to original equipment commercial truck, off-highway, industrial and other were previously classified within original equipment commercial truck, off-highway, industrial and other revenues.

(1) U.S. Generally Accepted Accounting Principles.

(2)  Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from substrate sales which include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Tenneco uses this information to analyze the trend in revenues before these factors.  Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

(3) YTD 2020 includes reclassification between prior quarters vehicle type revenue to conform to Q4 2020 presentation for comparability purposes.